Exhibit 99.1

ABIOMED ANNOUNCES SECOND QUARTER FISCAL 2014 REVENUE OF $44.3 MILLION, UP

19% OVER PRIOR YEAR, DRIVEN BY RECORD IMPELLA UTILIZATION

- More than 50% of Patients Enrolled in Impella RP RECOVER RIGHT Study

DANVERS, Mass. — November 6, 2013 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported second quarter fiscal 2014 revenue of $44.3 million, up 19% compared to revenue of $37.4 million in the same period of fiscal 2013, and a second quarter fiscal 2014 GAAP net income of $1.1 million or $0.03 per diluted share, compared to $5.5 million or $0.13 per diluted share in the prior year period.

Financial and operating highlights during the second quarter of fiscal 2014 and fiscal year to date include:

•	Fiscal second quarter worldwide Impella® revenue totaled $40.2 million, up 23% compared to revenue of $32.8 million during the same period of the prior year. U.S. Impella revenue grew 21% to $37.0 million from $30.7 million in the prior year with U.S. Impella patient usage up 24% from the prior year.

•	An additional 30 hospitals purchased Impella 2.5 during the quarter, bringing the total to 805 customer sites. As part of Abiomed’s continued Impella CP™ launch, an additional 65 hospitals purchased Impella CP, bringing the total number of Impella CP U.S. sites to 237. Impella 2.5 and Impella CP unit inventory at hospitals averaged 2.4 units, equal to the prior sequential quarter.

•	Gross margin rate for the second quarter of fiscal 2014 was 79.6% compared to 80.8% in the second quarter of fiscal 2013. There were 172 Impella AIC consoles placed during the quarter compared to 114 in the same period of the prior year.

•	Income from operations for the second quarter fiscal 2014 was $1.4 million, compared to $5.9 million in the prior year period. Operating expense in the second quarter of fiscal 2014 included $1.9 million related to the Department of Justice subpoena and $0.7 million of medical device tax.

•	Cash, cash equivalents, short and long-term marketable securities totaled $96.9 million as of September 31, 2013. The Company continues to have no debt and a U.S. federal net operating loss carry-forward of approximately $190 million as of March 31, 2013.

•	Abiomed today announced that the Impella RP RECOVER RIGHT study has enrolled more than 50% of the required patients and as a result, HDE approval is forecasted for February 2015.

•	In October, there were over 25 Impella-related sessions at the Transcatheter Cardiovascular Therapeutics (TCT) 2013 conference in San Francisco.

•	In August, Abiomed received approval from the U.S. Department of Veterans Affairs to be included on its authorized Veteran’s Administration (VA) Federal Supply Schedule, providing the Impella platform to VA medical facilities, Department of Defense (DOD) hospitals and other federal agencies.

“Abiomed achieved many new quarterly records on Impella utilization, including most overall patients, most prophylactic patients and most emergent patients,” said Michael R. Minogue, Chairman, President and Chief Executive Officer of Abiomed. “We are on track to transform into a PMA and PMDA company while setting new records in patient utilization and completing enrollment in our Impella RP study.”

The Company is maintaining its fiscal year 2014 revenue guidance in the range of $180 million to $185 million, with worldwide Impella revenue forecasted to increase by approximately 20%, and GAAP operating margin of approximately breakeven to 5%.

The Company will host a conference call to discuss the results on Wednesday, November 6, 2013, at 8:00 a.m. ET. Michael R. Minogue, Chairman, President and Chief Executive Officer; Robert L. Bowen, Vice President and Chief Financial Officer; and Susan V. Lisa, Senior Director, Investor Relations and Corporate Development, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (877) 638-9567; the international number is (253) 237-1032. A replay of this conference call will be available beginning at 11 a.m. ET November 6, 2013 through 11:59 p.m. ET on November 13, 2013. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 86905153.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Susie Lisa, CFA

Senior Director, Investor Relations and Corporate Development

978-646-1590

slisa@abiomed.com

Aimee Genzler

Corporate Communications Manager

978-646-1553

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	September 30, 2013	March 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,120	$9,451
Short-term marketable securities	60,950	67,256
Accounts receivable, net	21,119	22,946
Inventories	15,636	14,930
Prepaid expenses and other current assets	2,789	2,022

Total current assets	110,614	116,605
Long-term marketable securities	25,811	11,406
Property and equipment, net	6,444	6,549
Goodwill	37,349	35,410
Other assets	801	29

Total assets	$181,019	$169,999

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,182	$7,696
Accrued expenses	13,722	15,162
Deferred revenue	4,142	4,198

Total current liabilities	24,046	27,056
Long-term deferred tax liability	6,007	5,554
Other long-term liabilities	262	309

Total liabilities	30,315	32,919

Commitments and contingencies (Note 9)
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized - 1,000,000 shares; Issued and outstanding - none
Common stock, $.01 par value	406	397
Authorized - 100,000,000 shares; Issued - 40.659,164 shares at September 30, 2013 and 39,788,383 shares at March 31, 2013;
Outstanding - 39,452,797 shares at September 30, 2013 and 38,601,384 shares at March 31, 2013
Additional paid in capital	427,183	414,810
Accumulated deficit	(258,925)	(258,261)
Treasury stock at cost - 1,206,367 shares at September 30, 2013 and 1,186,999 shares at March 31, 2013	(16,554)	(16,129)
Accumulated other comprehensive loss	(1,406)	(3,737)

Total stockholders’ equity	150,704	137,080

Total liabilities and stockholders’ equity	$181,019	$169,999

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Product revenue	$44,288	$37,319	$86,897	$75,966
Funded research and development	57	98	118	234

	44,345	37,417	87,015	76,200

Costs and expenses:
Cost of product revenue	9,027	7,194	17,750	14,640
Research and development	7,721	5,854	15,008	12,566
Selling, general and administrative	26,199	18,437	54,166	39,390
Amortization of intangible assets	—	—	—	111

	42,947	31,485	86,924	66,707

Income from operations	1,398	5,932	91	9,493

Other income (expense):
Investment income (expense), net	25	1	41	(1)
Other income (expense), net	6	(9)	(15)	(13)

	31	(8)	26	(14)

Income before income tax provision	1,429	5,924	117	9,479
Income tax provision	370	455	781	891

Net income (loss)	$1,059	$5,469	$(664)	$8,588

Basic net income (loss) per share	$0.03	$0.14	$(0.02)	$0.22
Basic weighted average shares outstanding	39,260	39,431	38,971	39,288

Diluted net income (loss) per share	$0.03	$0.13	$(0.02)	$0.21
Diluted weighted average shares outstanding	41,337	41,722	38,971	41,645